AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998
                                                      REGISTRATION NO. 333-21019
================================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                                   _______________

                                   POST-EFFECTIVE
                                 AMENDMENT NO. 2 TO
                                      FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                   _______________

                            OCCIDENTAL PETROLEUM CORPORATION
                (Exact name of registrant as specified in its charter)

             DELAWARE                                     95-4035997
 (State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                               10889 WILSHIRE BOULEVARD
                             LOS ANGELES, CALIFORNIA 90024
                                     (310) 208-8800

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               DONALD P. DE BRIER, ESQ.
                                   GENERAL COUNSEL
                           OCCIDENTAL PETROLEUM CORPORATION
                               10889 WILSHIRE BOULEVARD
                            LOS ANGELES, CALIFORNIA 90024
                                     (310) 443-6176

  (Name, address, including zip code, and telephone number, including area code, of agent for service)


================================================================================

                            EXPLANATORY STATEMENT

     Pursuant to this Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (Registration Number 333-21019)(the "Registration Statement"), Occidental Petroleum Corporation deregisters all shares of its common stock, $.20 par value per share, not heretofore deregistered and not previously sold, including those additional shares which became subject to the Registration Statement in February 1997 and are referred to herein as the Adjustment Shares. The reason for deregistration is that all shares which were registered became tradable pursuant to Rule 144 under the Securities Act of 1933, as amended, on August 30, 1997, or in the case of Adjustment Shares, which amount to only 118,275 shares, January 9, 1998. All shares are now being deregistered. The Registration Satement shall have no further force or effect.


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

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1998.


                                                OCCIDENTAL PETROLEUM CORPORATION


                                              By         R. R. IRANI*
                                                 -------------------------------
                                                        Ray R. Irani
                                              Chairman of the Board of Directors
                                                  and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                     TITLE
       ---------                                     -----

     RAY R. IRANI*                         Chairman of the Board of
-----------------------                      Directors and Chief
     Ray R. Irani                             Executive Officer

  ANTHONY R. LEACH*                        Executive Vice President
-----------------------                   and Chief Financial Officer
  Anthony R. Leach

 SAMUEL P. DOMINICK*                           Vice President and
----------------------                          Controller (Chief
 Samuel P. Dominick                            Accounting Officer)

                                                    Director
----------------------
   John S. Chalsty

 EDWARD P. DJEREJIAN*                               Director
----------------------
 Edward P. Djerejian

                                                    Director
----------------------
    Albert Gore

   ARTHUR GROMAN*                                   Director
----------------------
   Arthur Groman

   J. ROGER HIRL*                                   Director
----------------------
   J. Roger Hirl

   JOHN W. KLUGE*                                   Director
----------------------
   John W. Kluge


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

       SIGNATURE                                     TITLE
       ---------                                     -----

  DALE R. LAURANCE*                                 Director
---------------------
  Dale R. Laurance

  IRVIN W. MALONEY*                                 Director
---------------------
  Irvin W. Maloney

  GEORGE O. NOLLEY*                                 Director
---------------------
  George O. Nolley

  RODOLFO SEGOVIA*                                  Director
---------------------
  Rodolfo Segovia

   AZIZ D. SYRIANI*                                 Director
---------------------
   Aziz D. Syriani

   ROSEMARY TOMICH*                                 Director
---------------------
   Rosemary Tomich


*By: D. P. DE BRIER                         February 12, 1998
     --------------------
     Donald P. de Brier
     Attorney-In-Fact



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